Exhibit 99.1

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[Logo of Pentair]

News Release

For immediate release

Contact: Mark Cain (763) 656-5278

Pentair Completes $700 Million Refinancing

Golden Valley, Minn. —July 25, 2003—Pentair (NYSE: PNR) today announced that it has completed two new financing arrangements totaling $700 million effective today. The new arrangements comprise a $200 million private placement of senior notes with a 10-year maturity, and a $500 million revolving credit facility with maturity in three years. The new financings replace two existing credit facilities totaling $632 million.

“These financing arrangements strengthen our financial position by lengthening the maturities of our long-term debt and downsizing our revolving credit facilities,” said David D. Harrison, Pentair executive vice president and chief financial officer. “These arrangements reinforce our investment-grade profile, and will be adequate to meet Pentair’s financing needs for the foreseeable future.”

Pentair (http://www.pentair.com) is a Minnesota-based manufacturer whose core businesses compete in tools, water technologies, and enclosures markets. The company employs 12,000 people in more than 50 locations around the world.

Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as continued economic growth; foreign currency effects; retail and industrial demand; product introductions; and pricing and other competitive pressures. Forward-looking statements included herein are made as of the date hereof and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.